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                                  EXHIBIT 10.34

                              Terms of Compensation

Name:              David Henry

Title:             Senior Vice President and Chief Financial Officer

Base Salary:       $250,000

Bonus Plan:        $40,000 one-time net hire date bonus

                   Eligible for participation in the company's Key Manager Incentive Program with a target payout at 50% of base salary and a maximum payout of 150% of base salary

Stock Options:     Eligible to participate in the Amended and Restated
                   AMIS Holdings, Inc. 2000 Equity Incentive Plan. In 2005, received stock options to purchase 50,000 shares, with an exercise price = fair market value on grant date, vesting 1/4 on the first anniversary of the grant date and an additional
                   1/48 monthly thereafter

Health Benefits:   Eligible for group insurance program consisting of
                   a hospital, surgical, major medical, life, dependent life, accidental death insurance and dental plan, and an annual executive physical

401K: Company match of 50% of the employee's first 6% contribution, not to exceed 50% of the 402(g) limit

Relocation:        Relocation Assistance from Maine to Pocatello, Idaho